ACT No. 2007-506

SJR56

87675-2

By Senators Little (Z), Denton, Lindsey, Mitchem, Sanders, Barron, and Smitherman

RFD: Rules

First Read: 11-APR-07

RECEIVED
JUN -7 2007
GOVERNOR'S OFFICE

SJR56

ENROLLED, SJR56,

EXPRESSING SUPPORT FOR THE ALABAMA TOLL ROAD PROJECT.

WHEREAS, the Legislature of the State of Alabama (Legislature) recognizes the need to utilize additional financial resources to meet the needs of state highways, bridges, and transportation systems, including the use of toll and private financing to create new facilities or improve existing transportation facilities; and

WHEREAS, the Legislature is advised by representatives of Alabama Toll Facilities, Inc. (the corporation), that the corporation is organized and existing under and pursuant to the provisions of the laws of the State of Alabama and intends to provide for the construction (project) of a four-lane, limited access toll road (toll road) from the Orange Beach area to the Tennessee State Line, connecting roadways within the State of Alabama; and

WHEREAS, the corporation has further advised the Legislature that it is organized to operate as a nonprofit corporation pursuant to Section 501(c)3 of the Internal Revenue Code in order to finance the cost of acquisition and

construction and equipping of the project and the corporation deems it advisable to borrow money and to issue its Alabama Toll Facilities, Inc., Revenue Bonds (bonds) and to mortgage and pledge as security for the bonds, the corporation's interest in the property comprising the project and the revenues to be derived from the operation of the toll road; and

WHEREAS, it is the intention of the Legislature that the project be financed by the corporation without the use or pledge of any State of Alabama funds or federal funds; now therefore,

BE IT RESOLVED BY THE LEGISLATURE OF ALABAMA, BOTH HOUSES THEREOF CONCURRING, That we hereby express our support for approval of the construction of the Alabama Toll Road Project as follows:

1. This resolution shall be entitled "Support for the Alabama Toll Road Project."

2. The Legislature urges the approval of the purposes and activities of the corporation, particularly the financing, construction, acquisition, and operation of the project, including issuance of the bonds, subject to subsequent approval of the bond documents and other conditions and restrictions.

3. The Legislature suggests that, if the project is approved, bonds should be special obligations of the

corporation payable from revenues of the toll road, secured by a mortgage on the corporation's interest in the project and an assignment of the revenues to be derived from the operation thereof, all as should be provided in accordance with the terms of the indenture of mortgage and trust which should be executed by and between the corporation and a trust company or bank having trust powers.

4. The Legislature suggests that proceeds from the sale of bonds should be used only for the specific corporate purpose of providing funds for the financing of the cost of the project and the payment of the expenses of developing the project and issuing the bonds, and the corporation should not make any profit by reason of any business or venture in which it may engage or by reason of the acquisition of the project and its subsequent operation, and no part of the net earnings of the corporation, if any, should inure to the benefit of any private person, firm, or corporation and should be retained by the corporation for lawful corporate use.

5. The Legislature suggests that such a transaction should contemplate and provide an arrangement whereby all of the right, title, and interest of the corporation in and to all the real and personal property constituting the project would vest in the state upon retirement of the bonds.

6. The Legislature notes that the corporation has requested the Legislature to state its intentions with respect

to the project in order to induce the corporation to proceed with such project and incur expenses for its initiation and its financing. The Legislature recognizes that this plan of financing the project and the state's acceptance of title to the project upon retirement of the bonds should qualify the bonds as tax-exempt governmental obligations for purposes of the Internal Revenue Code of 1986 as amended, which would result in a reduction of the interest expenses of the corporation with respect to financing the project.

7. In order to induce the corporation to locate and establish the project in the area of operation of the state and incur expenses for the initiation of the project and its financing, the Legislature hereby expresses support for designating the corporation as the exclusive entity for the accomplishment of the suggested purposes set forth herein and urges the acceptance of title in the name of the State of Alabama to the real and personal property constituting the project upon retirement of any bonds issued if the receipts from any such bonds sold would provide sufficient sums of money to finance the cost of the complete acquisition and construction of the project and that the money would be so used.

8. The Legislature further states its intent that, if the project is adopted, the Legislature should bear no part of the cost of the project, or any expense of the operation of

the project, or of such financing; and the Legislature would not incur any responsibility for paying the principal of or interest on any such bonds proposal or operating or maintaining the project.

President and Presiding Officer of the Senate

Speaker of the House of Representatives

SJR56
Senate 31-MAY-07
I hereby certify that the within Senate Joint Resolution originated in and was adopted by the Senate.

McDowell Lee
Secretary

House of Representatives
Adopted: 07-JUN-07

By: Senator Little (Z)

APPROVED June 15, 2007
TIME 9:02 a.m.
Bob Riley
GOVERNOR

Alabama Secretary Of State
Act Num....: 2007-506
Bill Num...: SJR-56
Recv'd 06/15/07 02:17pmJJB